UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 14, 2007

uVuMobile, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-26809	91-1962104
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

3505 Koger Boulevard, Suite 400
Duluth, GA 30096
(Address of principal executive offices)

(770) 279-3100
(Registrant's telephone number, including area code)

Smartvideo Technologies, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 14, 2007, the registrant changed its name from SmartVideo Technologies, Inc. to uVuMobile, Inc. The name change was effected pursuant to Section 242 of the Delaware General Corporation Law after the registrant received the written consent of the holders of approximately 58% of its shares of common stock as of April 9, 2007. A copy of the Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1.

In connection with the name change, the registrant's common stock has been assigned the new CUSIP number 918171109. The registrant has requested a new ticker symbol from the Over the Counter Bulletin Board ("OTCBB") and will announce the new ticker symbol and the date on which trading under the new symbol will commence at such time as that information becomes available. Until trading under the new symbol commences, the registrant's common stock will continue to trade on the OTCBB under the symbol "SMVD".

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of uVuMobile, Inc. dated May 14, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SmartVideo Technologies, Inc

Dated: May 15, 2007	By:	/s/ William J. Loughman

Name: William J. Loughman Title: Chief Financial Officer

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